Veritone Announces Record Q4 and Full Year 2021 Results

Increased Revenue 230% for Q4 and 100% for 2021 Year over Year

Grew Software Customers to 529 in Q4, Up 47% Year over Year on a Pro Forma Basis

Reported Positive non-GAAP Net Income, First Time for the Quarter and Full Year

Held $255 Million Cash and Cash Equivalents at Dec. 31, 2021(1)

DENVER, CO – March 3, 2022 – Veritone, Inc. (NASDAQ: VERI), creator of aiWARE, a hyper-expansive enterprise AI platform, today reported results for the fourth quarter and year ended December 31, 2021.

“Delivering record results with our first profitable quarter and full year on a non-GAAP basis in 2021, we have made significant progress serving our global customers and generating substantial growth,” said Chad Steelberg, Chairman and CEO of Veritone.  “The strength of our core business has enabled us to accelerate our investments in aiWARE toward enterprise deliverables, transforming the way we deliver our AI operating system and supporting an expanding number of applications.  In addition, we successfully integrated our transformative acquisition of PandoLogic, demonstrating our ability to grow inorganically.”

Ryan Steelberg, President of Veritone added, “Q4 and full year 2021, we generated record customer growth, revenue, profitability, and free cash flow.  With over $250 million in cash today, increased demand for aiWARE from new and existing customers, and forecasted growth and profitability in 2022, Veritone is in the best position since its inception to accelerate our business through increased investments in our O/S platform, delivering on new and exciting AI-enabled applications and offerings to our customers.  2022 revenues are expected to grow by more than 60% year over year, and coupled now with sufficient capital, we are just at the tipping point.”

Full Year 2021 Financial Highlights

●	Revenue increased year over year 99% to $115.3 million on a GAAP basis and 41% to $148.1 million on a Pro Forma basis.
●	Gross profit increased year over year 122% to $93.3 million on a GAAP basis and 41% to $124.6 million on a Pro Forma basis.
●	GAAP net loss was $70.6 million, as compared to $47.9 million in 2020. Pro Forma net income was $18.5 million, as compared to $11.8 million in 2020.
●	First year with positive non-GAAP net income of $6.8 million, as compared to 2020 non-GAAP net loss of $20.6 million.
●

Raised $201.3 million in gross proceeds in a 1.75% Convertible Debt Offering, and ended 2021 with $254.7 million cash and cash equivalents(1), as compared to $114.8 million at the end of 2020.
Pro Forma basis assumes Veritone owned PandoLogic since the beginning of 2020.

Fourth Quarter 2021 Financial Highlights

●	Revenue increased to $55.1 million, up 230% and 30% year over year on a GAAP basis and on a Pro Forma basis, respectively.
●	Gross profit increased to $48.9 million, up 284% and 26% year over year on a GAAP basis and on a Pro Forma basis, respectively.

(1) Including approximately $66.4 million of cash received from Managed Services clients for future payments to vendors.

●	GAAP net loss was $15.9 million, as compared to $12.4 million in Q4 2020.
●	Non-GAAP net income was $17.0 million, improving $20.8 million year over year from a non-GAAP net loss of $3.9 million and growing 9% year over year from Pro Forma net income of $15.6 million.

	Three Months Ended December 31,			Twelve Months Ended December 31,
Unaudited (in $000s, except ending customers)	2021	2020	Percent Change	2021	2020	Percent Change
Revenue	$55,149	$16,818	228%	$115,305	$57,708	100%
Gross Profit(1)	$48,883	$12,721	284%	$93,176	$42,045	122%
Net Loss	$(15,867)	$(12,386)	28%	$(70,593)	$(47,876)	NM
Non-GAAP Net Income (Loss)(1)	$16,966	$(3,913)	NM	$6,832	$(20,593)	NM
Non-GAAP Net Income (Pro Forma)	$16,966	$15,567	9%	$18,478	$11,825	56%

Software Products and Services Supplemental Financial Information(1)
Software Revenue - Pro Forma	$40,223	$30,869	30%	$92,339	$61,249	51%
Ending Customers	529	360	47%
AAR	$209	$206	1%
Total New Bookings	$8,181	$1,437	469%

(1) See tables for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definition of Software Products and Services Supplemental Financial Information

Recent Business Highlights

●	Selected by the Department of Defense to participate in a $249 million Bulk Purchase Agreement (BPA) to accelerate AI capabilities of Joint Artificial Intelligence Center (JAIC).
●	Partnered with Snowflake to deliver an AI-powered data cloud.
●	Partnered with iHeartMedia to utilize Veritone’s synthetic voice technology, Veritone Voice, to translate and produce podcasts for new markets.
●	Launched AI-driven Intelligent Distributed Energy Resource Management Solution (iDERMS) to enhance reliability, maximize DER investments and meet decarbonization targets.
●	Partnered with iconic voice of The Bert Show host and Georgia Radio Hall of Fame member Bert Weiss to launch Veritone Voice.
●	PandoLogic partnered with SmartRecruiters to empower hiring efficiency at scale.
●	Partnered with Vixen Labs to accelerate the enterprise adoption of AI-enabled Sonic Identity.
●	Named Winner in the 2021 Deloitte Technology Fast 500.
●	Won 2021 NAB Show Product of the Year Award.

Business Outlook

First Quarter 2022

●	Revenue is expected to be in the range of $32.5 million to $33.5 million, as compared to revenue of $18.3 million in the first quarter 2021.
●	Non-GAAP net loss is expected to be in the range of $3.5 million to $4.5 million, as compared to non-GAAP net loss of $3.9 million in the first quarter of 2021.

Full Year 2022

●	Revenue is expected to be in the range of $180 million to $190 million, as compared to $115.3 million in 2021.
●	Non-GAAP net income is expected to be in the range of $10 million to $20 million, as compared to $6.8 million in 2021.

Financial Results for Three Months Ended December 31, 2021

Revenue was a record $55.1 million, which more than tripled from $16.8 million in the fourth quarter of 2020.  Software Products & Services revenue, including revenue from the recently acquired PandoLogic Ltd., was $40.2 million, 814% greater than the fourth quarter of 2020, driven by the September 2021 acquisition of PandoLogic and over 40% growth from organic Software Products & Services.  Managed Services revenue grew to $14.9 million, up 20% compared to the fourth quarter of 2020.  Gross profit increased to $48.9 million in the fourth quarter of 2021, up $36.2 million, or 185% year over year, compared to the fourth quarter of 2020, driven by the PandoLogic contribution and organic revenue growth.  Gross margin improved to 89%, compared to 76% in the fourth quarter of 2020.

GAAP net loss was $15.9 million, compared to $12.4 million in the fourth quarter of 2020. Non-GAAP net income was $17.0 million, improving $20.9 million year-over-year compared to non-GAAP net loss of $3.9 million in the fourth quarter of 2020.  This was driven by Core Operations non-GAAP net income contribution of $21.2 million, reflecting higher gross margins, partially offset by greater operating expenses to support the Company’s growth.

As of December 31, 2021, the Company had cash and cash equivalents of $254.7 million, including approximately $66.4 million of cash received from Managed Services clients for future payments to vendors.

Financial Results for Twelve Months Ended December 31, 2021

Revenue totaled $115.3 million, up from $57.7 million in 2020.  GAAP net loss was $70.8 million, compared to $47.9 million in 2020.  Non-GAAP net income was $6.8 million, improving $27.4 million year-over-year compared to non-GAAP net loss of $20.6 million in 2020.

Conference Call
Veritone will hold a conference call on Thursday, March 3, 2022, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its results for the fourth quarter and full year 2021, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in. To avoid a wait, if dialing in, please pre-register or call in 20 minutes in advance.

Veritone will debut its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks, followed by a live management Q&A.

●Preregister*:	www.incommglobalevents.com/registration
●Live audio webcast:	investors.veritone.com
●Domestic call number:	844-200-6205
●International call number:	833-950-0062
●Call ID:	350425

* Callers who pre-register will be emailed, upon registering and again on the day of the call, a conference pass code and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. A telephonic replay of the call will be available through March 17, 2022:

●	Replay number: 866 813 9403
●	International replay number: +44 204 525 0658
●	Replay ID: 808515

About the Presentation of Supplemental Non-GAAP and Pro Forma Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including “Non-GAAP net income (loss),” and “Non-GAAP net income (loss) per share.” Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs.  The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release.  In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  Management also uses this information internally for forecasting and budgeting.

These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.  Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently.

These non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and PandoLogic’s talent acquisition software product solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

Pro Forma includes historical Software Products & Services revenue from the past six fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined pro forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2020.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications accelerate and maximize digital migration, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s hyper-expansive Enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through professional and managed services, as well as its robust partner ecosystem, Veritone develops and builds AI solutions that solve the problems of today and tomorrow. To learn more, visit Veritone.com.

 Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its rapidly growing pipeline of business, the Company’s expected total revenue and Non-GAAP net income(loss) for Q1 2022 and for full year 2022. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the impact of the economic disruption caused by the COVID-19 pandemic and the Russian invasion of Ukraine on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant machine learning models and applications; the Company’s ability to successfully identify and integrate such additional third-party models and applications onto its aiWARE operating system, and to continue to be able to access and utilize such models and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	As of
	December 31,	December 31,
	2021	2020
ASSETS

Cash and cash equivalents	$254,722	$114,817
Accounts receivable, net	85,063	16,666
Expenditures billable to clients	27,180	18,365
Prepaid expenses and other current assets	12,117	6,719
Total current assets	379,082	156,567
Property, equipment and improvements, net	1,556	2,354
Intangible assets, net	88,247	10,744
Goodwill	34,058	6,904
Long-term restricted cash	855	855
Other assets	954	230
Total assets	$504,752	$177,654
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$46,711	$15,632
Accrued media payments	86,923	55,874
Client advances	10,561	6,496
Contingent consideration, current	19,988	—
Other accrued liabilities	27,093	10,246
Total current liabilities	191,276	88,248
Convertible senior notes, non-current	195,082	—
Contingent consideration, non-current	24,737	—
Other non-current liabilities	13,078	1,196
Total liabilities	424,173	89,444
Total stockholders' equity	80,579	88,210
Total liabilities and stockholders' equity	$504,752	$177,654

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$55,149	$16,818	$115,305	$57,708
Operating expenses:
Cost of revenue	6,267	4,097	22,129	15,663
Sales and marketing	11,349	4,761	28,935	19,877
Research and development	10,215	3,706	25,075	14,379
General and administrative	35,694	15,244	97,918	50,080
Amortization	4,657	1,342	8,497	5,382
Total operating expenses	68,182	29,150	182,554	105,381
Loss from operations	(13,033)	(12,332)	(67,249)	(47,673)
Other expense, net	(563)	(19)	(600)	(127)
Loss before provision for income taxes	(13,596)	(12,351)	(67,849)	(47,800)
Provision for income taxes	2,271	35	2,744	76
Net loss	$(15,867)	$(12,386)	$(70,593)	$(47,876)
Net loss per share:
Basic and diluted	$(0.45)	$(0.43)	$(2.12)	$(1.73)
Weighted average shares outstanding:
Basic and diluted	34,916,927	28,881,610	33,298,382	27,594,911
Comprehensive loss:
Net loss	$(15,867)	$(12,386)	$(70,593)	$(47,876)
Foreign currency translation gain (loss), net of income taxes	(177)	9	(170)	20
Total comprehensive loss	$(16,044)	$(12,377)	$(70,763)	$(47,856)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	As of
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(70,593)	$(47,876)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,035	6,407
Loss on disposal of fixed assets	1,894	—
Warrant expense	—	102
Change in fair value of warrant liability	—	200
Change in fair value of contingent consideration	18,325	—
Provision for doubtful accounts	172	293
Loss on sublease	1,211	—
Stock-based compensation expense	40,065	19,539
Common stock returned from acquisition escrow	—	(146)
Other	—	(46)
Changes in assets and liabilities:
Accounts receivable	(47,225)	4,393
Expenditures billable to clients	(8,815)	(8,079)
Prepaid expenses and other current assets	3,368	(1,726)
Other assets	(241)	—
Accounts payable	17,896	(1,382)
Accrued media payments	31,049	29,210
Client advances	4,065	(2,584)
Other accrued liabilities	8,184	3,311
Other liabilities	(1,156)	(183)
Net cash provided by operating activities	7,234	1,433

Cash flows from investing activities:
Proceeds from the sale of equipment	—	56
Capital expenditures	(1,016)	(175)
Acquisitions, net of cash acquired	(52,827)	—
Net cash used in investing activities	(53,843)	(119)
Cash flows from financing activities:
Proceeds from common stock offerings, net	—	66,278
Proceeds from loan	—	6,491
Repayment of loan	—	(6,491)
Proceeds from issuance of convertible senior notes	201,250	—
Payment of debt issuance costs	(6,304)	—
Purchases of capped calls related to convertible senior notes	(18,616)	—
Proceeds from the exercise of warrants	2,279	2,100
Proceeds from issuances of stock under employee stock plans, net	7,905	1,060
Net cash provided by financing activities	186,514	69,438
Net increase in cash and cash equivalents and restricted cash	139,905	70,752
Cash and cash equivalents and restricted cash, beginning of period	115,672	44,920
Cash and cash equivalents and restricted cash, end of period	$255,577	$115,672

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Year Ended
	December 31, 2021
		Government &
	Commercial	Regulated
	Enterprises	Industries	Total
Total Software Products & Services	$55,484	$4,031	$59,515

Managed Services
Advertising	40,800	—	40,800
Content Licensing	14,990	—	14,990
Total Managed Services	55,790	—	55,790

Total Revenue	$111,274	$4,031	$115,305

	Year Ended
	December 31, 2020
		Government &
	Commercial	Regulated
	Enterprises	Industries	Total
Total Software Products & Services	$10,712	$3,151	$13,863

Managed Services
Advertising	31,550	—	31,550
Content Licensing	12,295	—	12,295
Total Managed Services	43,845	—	43,845

Total Revenue	$54,557	$3,151	$57,708

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET INCOME (LOSS) (UNAUDITED)
(in thousands)

	Three Months Ended December 31,
	2021			2020
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$12,231	$(28,098)	$(15,867)	$(1,297)	$(11,089)	$(12,386)
Provision for (benefit from) income taxes	2,267	4	2,271	—	35	35
Depreciation and amortization	4,744	102	4,846	1,348	243	1,591
Stock-based compensation expense	1,985	4,587	6,572	1,004	4,837	5,841
Change in fair value of warrant liability	—	—	—	—	—	—
Change in fair value of Contingent consideration	—	18,069	18,069	—	—	—
State sales tax reserve	—	—	—	—	818	818
Stock offering costs	—	—	—	—	27	27
Lease exit charges(3)	—	—	—	—	16	16
Interest expense	—	538	538	—	—	—
Acquisition and due diligence costs	—	537	537	—	—	—
Business realignment, severance and executive search costs(4)	—	—	—	—	145	145
Non-GAAP Net Income (Loss)	$21,227	$(4,261)	$16,966	$1,055	$(4,968)	$(3,913)

	Year Ended December 31,
	2021			2020
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$8,298	$(78,891)	$(70,593)	$(9,060)	$(38,816)	$(47,876)
Provision for (benefit from) income taxes	2,658	86	2,744	—	76	76
Depreciation and amortization	8,609	426	9,035	5,538	869	6,407
Stock-based compensation expense	6,575	33,488	40,063	2,720	16,819	19,539
Change in fair value of warrant liability	—	—	—	—	200	200
Change in fair value of Contingent consideration	—	18,325	18,325	—	—	—
Warrant expense	—	—	—	—	102	102
Gain on sale of asset	—	—	—	—	(56)	(56)
State sales tax reserve	—	306	306	—	818	818
Stock offering costs	—	—	—	—	27	27
Lease exit charges(3)	—	3,367	3,367	—	16	16
Interest expense	—	538	538	—	9	9
Acquisition and due diligence costs	—	2,698	2,698	—	—	—
Business realignment, severance and executive search costs(4)	—	349	349	—	145	145
Non-GAAP Net Income (Loss)	$26,140	$(19,308)	$6,832	$(802)	$(19,791)	$(20,593)

(1)Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2)Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3)Lease exit charges consists of charges related to a sublease in 2021 and lease termination charges in 2020.
(4)Business realignment, severance and executive search costs consists of severance and executive search costs in 2021 and business realignment and officer severance costs in 2020.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	March 31, 2022	December 31, 2022
Net loss	($19.7) to ($18.7)	($42.8) to ($52.8)
Provision for GAAP income taxes	$0.8	$6.4
Interest expense	$1.0	$3.6
Depreciation and amortization	$4.8	$19.1
Contingent consideration	$2.1	$7.5
Stock-based compensation expense	$6.5	$26.2
Non-GAAP net income (loss)	($3.5) to ($4.5)	$10.0 to $20.0

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$55,149	$16,818	$115,305	$57,708
Cost of revenue	6,267	4,097	22,129	15,663
Stock-based compensation expense	(116)	—	(116)	—
Non-GAAP gross profit	$48,766	$12,721	$93,292	$42,045

GAAP sales and marketing expenses	11,349	4,761	28,935	19,877
Stock-based compensation expense	(1,716)	(235)	(1,716)	(889)
Lease exit charges	—	(5)	—	(5)
Business realignment and officer severance costs	—	—	(236)	—
Non-GAAP sales and marketing expenses	9,633	4,521	26,983	18,983

GAAP research and development expenses	10,215	3,706	25,075	14,379
Stock-based compensation expense	(3,217)	(453)	(3,217)	(1,046)
Business realignment and officer severance costs	—	—	(14)	—
Non-GAAP research and development expenses	6,998	3,253	21,844	13,333

GAAP general and administrative expenses	35,694	15,244	97,918	50,080
Depreciation	(189)	(249)	(538)	(1,025)
Stock-based compensation expense	(1,523)	(5,153)	(35,014)	(17,604)
Warrant expense	—	—	—	(102)
Change in fair value of contingent consideration	(18,069)	—	(18,325)	—
State sales tax reserve	—	(818)	(306)	(818)
Stock offering costs	—	(27)	—	(27)
Lease exit charges	—	—	(3,367)	—
Acquisition and due diligence costs	(537)	—	(2,698)	—
Business realignment and officer severance costs	—	(145)	(99)	(145)
Non-GAAP general and administrative expenses	15,376	8,852	37,571	30,359

GAAP amortization	(4,657)	(1,342)	(8,497)	(5,382)

GAAP loss from operations	(13,033)	(12,332)	(67,249)	(47,673)
Total non-GAAP adjustments (1)	30,024	8,427	74,143	27,043
Non-GAAP net income (loss) from operations	16,991	(3,905)	6,894	(20,630)

GAAP other (expense) income, net	(563)	(19)	(600)	(127)
Change in fair value of warrant liability	—	—	—	200
Interest expense	538	—	538	9
Lease exit charges	—	11	—	11
Gain on sale of asset	—	—	—	(56)
Non-GAAP other income (expense), net	(25)	(8)	(62)	37

GAAP loss before income taxes	(13,596)	(12,351)	(67,849)	(47,800)
Total non-GAAP adjustments (1)	30,562	8,438	74,681	27,207
Non-GAAP net income (loss) before income taxes	16,966	(3,913)	6,832	(20,593)

Income tax provision	2,271	35	2,744	76

GAAP net loss	(15,867)	(12,386)	(70,593)	(47,876)
Total non-GAAP adjustments (1)	32,833	8,473	77,425	27,283
Non-GAAP net income (loss)	$16,966	$(3,913)	$6,832	$(20,593)

Shares used in computing non-GAAP basic net earnings (loss) per share	34,917	28,882	33,298	27,595
Shares used in computing non-GAAP diluted net earnings (loss) per share(2)	45,626	28,882	43,928	27,595
Non-GAAP basic net earnings (loss) per share	$0.49	$(0.14)	$0.21	$(0.75)
Non-GAAP diluted net earnings (loss) per share	$0.37	$(0.14)	$0.16	$(0.75)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

(2) In 2021, the shares used in computing non-GAAP diluted net earnings (loss) per share include the dilutive effects of common stock options, RSUs, and warrants as well as the common stock issuable in connection with the convertible notes, which for the purposes of diluted net earnings per share will be presented as if the convertible senior notes were converted to common shares as of January 1, 2021.

VERITONE, INC.

Supplemental Financial Information

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a      Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2020	2020	2021	2021	2021	2021
Software Revenue - Pro Forma (in 000's)(1)	14,154	30,869	10,183	20,072	21,860	40,223
Ending Customers(2)	322	360	385	419	433	529
Average Annual Revenue (AAR) (in 000's)(3)	$110	$206	$199	$203	$208	$209
Total New Bookings (in 000's)(4)	$2,083	$1,437	$2,442	$4,896	$3,356	$8,317
Gross Revenue Retention(5)	>85%	>90%	>90%	>90%	>90%	>90%

(1)

“Software Revenue - Pro Forma” includes historical Software Products & Services revenue from the past six (6) fiscal quarters of each of Veritone, Inc. and PandoLogic Ltd. (unaudited) and presents such revenue on a combined Pro Forma basis treating PandoLogic Ltd. as owned by Veritone, Inc. since January 1, 2020.

(2)

“Ending Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd.

(3)

“Average Annual Revenue (AAR)” is calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd.

(4)

“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services). This also excludes PandoLogic new bookings for Q3 and Q4 2020 as those periods were deemed immaterial and data was not readily available.

(5)

“Gross Revenue Retention”: We calculate our dollar-based gross retention rate as of the period end by starting with the revenue from Ending Customers for Software Products & Services as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Ending Customers who are no longer customers as of the current period end, or Current Period Ending Customer Revenue. We then divide the total Current Period Ending Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Ending Customers from our Software Products & Services as of the year prior that is not lost to customer churn

Managed Services Supplemental Financial Information

	Quarter Ended
	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2020	2020	2021	2021	2021	2021
Avg billings per active Managed Services client (in 000's)(6)	522	545	582	622	615	625
Revenue during quarter (in 000's)(7)	$8,764	$9,747	$10,327	$9,968	$9,647	$10,857

(6)

Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(7)	Managed Services revenue and metrics exclude content licensing and media services.

Company Contact:

Brian Alger, CFA

SVP, Investor Relations and Capital Markets

Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veritone@lhai.com

Source: Veritone, Inc.